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                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                              ACT OF 1934


           Date of Report (Date of earliest event reported)

                          February 24, 1997


                          ROSS SYSTEMS, INC.
          -----------------------------------------------------
          (Exact name of registrant as specified in its charter)

                              CALIFORNIA
          -----------------------------------------------------
      (State or other jurisdiction of incorporation or organization)

               0-19092                         94-2170198
               -------                         ----------
       Commission File Number     (I.R.S. Employer Identification Number)

                            1100 Johnson Ferry Road
                            Atlanta, Georgia  30342
          -----------------------------------------------------
                  (Address of principal executive offices)

                                 (404)851-1872
          -----------------------------------------------------
           (Registrant's telephone number, including area code)

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                             ROSS SYSTEMS, INC.
                                 FORM 8-K
                             FEBRUARY 24, 1997


ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     On February 24, 1997, Registrant delivered 200,000 shares of its Common Stock to the three shareholders of two Spanish corporations in consideration for the outstanding shares of those companies. An additional 16,470 shares of Registrant's Common Stock have been issued in the acquisition but are being held in escrow for one year. The three shareholders are non-U.S. citizens and residents of Spain. The number of shares issued depended on a formula based on the market price of Registrant's Common Stock over a period that ended on the day before the delivery. The issuance of the shares to the shareholders was not registered under the Securities Act of 1933 in reliance on the exemption afforded by Regulation S. The transaction was negotiated directly by Registrant and the management of the Spanish companies and their respective legal counsel. No underwriters were involved in the issuance of the shares to the shareholders of the Spanish companies. Resale of the shares by the shareholders of the two Spanish companies has been registered under the Securities Act of 1933.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.



                                  ROSS SYSTEMS, INC.

Date:  February 24, 1997          /S/ JAMES A. WATTS, JR.
                                  ---------------------------------------
                                  James A. Watts, Jr.
                                  Vice President, Finance and Administration
                                  and Chief Financial Officer



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